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Exhibit 8.3

[LETTERHEAD OF HARNEY WESTWOOD & RIEGELS]

1 November, 2002

NASPERS LIMITED
40 Heerengracht
Cape Town, 8001
South Africa

Our Ref: 013013-0018-HDH

Dear Sirs

Registration Statement - Form F-4 of Naspers Limited

        Reference is made to the registration statement on Form f-4 (the "Registration Statement") of Naspers Limited, a South African public liability company, relating to the proposed merger of MIH Limited with MIH (BVI) Limited.

        The matters discussed under the caption "British Virgin Islands — Tax Considerations" in the Registration Statement, to the extent that they purport to relate to matters of British Virgin Islands law, represent our opinion.

        We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm name therein.

Yours faithfully
Harney Westwood & Riegels
/s/ Harney Westwood & Riegels

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  Exhibit 8.3
Opinion of Harney Westwood & Riegels regarding the British Virgin Islands tax consequences of the merger.